UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 25, 2017
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

NIKE Brand Operating Segments

On June 15, 2017, NIKE, Inc. (the “Company” or “NIKE”) announced the Consumer Direct Offense, a new alignment designed to allow the Company to better serve the consumer personally, at scale. In connection with this new formation, NIKE, Inc. also announced the realignment of its NIKE Brand geographic operating segments into a new structure consisting of four geographies and communicated that financial results for the NIKE Brand will be reported based on these four operating segments beginning in fiscal 2018.

On September 25, 2017, the Company furnished changes to its financial disclosures in connection with its new reportable operating segments for the NIKE Brand which are: North America; Europe, Middle East & Africa (EMEA); Greater China; and Asia Pacific & Latin America (APLA). In addition, the Company recast certain historical financial information to reflect the new reportable operating segments which have been posted to its website located at http://investors.nike.com.

NIKE Inc.’s business model is evolving. Combined with previously communicated shifts the Company has been making toward direct, faster and closer to market business models, Futures Orders have become an increasingly less reliable indicator of NIKE Inc.’s future performance. Over the past year, the Company has accordingly clarified the lesser relevance of Futures Orders reporting. While Futures Orders remain an important element of the Company's supply chain, the Company has not recast reported Futures Orders in accordance with its new operating segments and, beginning with NIKE Inc.’s first quarter of fiscal 2018, will discontinue reporting Futures Orders in its financial disclosures.

Each NIKE Brand geographic segment operates predominantly in one industry; the design, development, marketing and selling of athletic footwear, apparel and equipment. NIKE Direct operations continue to be managed within each geographic operating segment. Converse continues to be a reportable segment and operates in one industry: the design, marketing, licensing and selling of casual sneakers, apparel and accessories.

Unaudited, Recast Operating Segment Data

Exhibits 99.2, 99.3 and 99.4 to this Current Report on Form 8-K provide unaudited summary financial information reflecting the realignment of the Company's operating segments described above on the Company’s historical segment results.

The changes in the segment structure discussed above in this Current Report on Form 8-K affect only the manner in which the results for the Company’s operating segments were previously reported. The recast historical segment information has no impact on the Company’s previously reported consolidated statements of income, balance sheets, statements of cash flows and statements of shareholders’ equity. The information in this Current Report on Form 8-K, including Exhibits 99.2, 99.3 and 99.4, should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017, which was filed with the Securities and Exchange Commission on July 20, 2017.

The information in this Form 8-K, including the Exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

99.1 Press Release
99.2 Divisional Revenues (Unaudited)
99.3 Supplemental NIKE Brand Geography Revenue Details (Unaudited)
99.4 Earnings Before Interest and Taxes (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	September 25, 2017	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release
99.2	Divisional Revenues (Unaudited)
99.3	Supplemental NIKE Brand Geography Revenue Details (Unaudited)
99.4	Earnings Before Interest and Taxes (Unaudited)